Exhibit 99.1

FOR IMMEDIATE RELEASE

Yum! Brands, Inc. Enters into Agreements to Sell Pizza Hut for $2.7 Billion

Pizza Hut, excluding Mainland China, to be Acquired by LongRange Capital; Pizza Hut in Mainland China

to be Acquired by Yum China Holdings, Inc. in Separate Transactions

Key highlights:

•	Positions Yum! Brands for Long-Term Growth and Shareholder Value Creation

•	Completes Yum!’s Previously Announced Strategic Review of Pizza Hut

•	Yum! Brands and Yum China Partner on KFC Growth Incentives

•	Board Approves Incremental $4 Billion Share Repurchase Authorization

LOUISVILLE, Ky., June 16, 2026 — Yum! Brands, Inc. (NYSE: YUM) (“Yum!” or the “Company”) today announced that it has entered into definitive agreements to sell Pizza Hut for $2.7 billion in the aggregate, subject to certain purchase price adjustments.

Pizza Hut, excluding Mainland China (“Pizza Hut Ex-China”), will be acquired by LongRange Capital (“LongRange”), a private equity firm with a customer-centric and operationally oriented approach, and Pizza Hut in Mainland China (“Pizza Hut China”) will be acquired by Yum China Holdings, Inc. (NYSE: YUMC; HKEX: 9987) (“Yum China”).

Following a comprehensive review of strategic options for Pizza Hut that commenced in November 2025, Yum!’s leadership team and Board of Directors determined the sale provides the strongest path to maximize shareholder value while providing Pizza Hut an ownership structure tailored to its distinct markets, competitive strengths and long-term priorities under leadership with significant relevant QSR experience.

“These transactions enable Yum! to be a more focused company that continues to leverage scale, technology and talent to accelerate our raising the B.A.R. priorities and deliver sustained value for our stakeholders,” said Chris Turner, Chief Executive Officer, Yum! Brands. “Under LongRange and Yum China, Pizza Hut will be well positioned for future growth with ownership that brings deep expertise in the restaurant industry. Pizza Hut is one of the most iconic restaurant brands in the world, and we are proud of the important role it has played in Yum!’s history. Pizza Hut was built by the passion and dedication of our team members, employees and franchisees, and we’re excited for the next chapter.”

Yum! Brands and Yum China remain fully committed to a strong partnership that unlocks growth in their joint businesses going forward. The companies have agreed to certain financial incentives that will generate value for both companies’ shareholders should KFC China’s future system sales growth rates accelerate. In addition, the companies will work together to further advance long-term growth plans for Taco Bell in Mainland China.

Transaction Details

Under the terms of the agreement with LongRange, Yum! will sell Pizza Hut Ex-China to LongRange for approximately $1.5 billion. Additionally, Yum! has the opportunity to receive an earn-out of $75 million by 2030.

Under the terms of the agreement with Yum China, Yum! will sell Pizza Hut China to Yum China for approximately $1.2 billion.

Across the two transactions, Yum! expects to receive approximately $2.3 billion of net proceeds after taxes, closing adjustments and transaction-contingent fees, excluding the earn-out. Yum! additionally expects to incur one-time expenses of approximately $85 million during the remainder of 2026 to effectuate the separation.

Yum! will continue to provide Byte by Yum!, its proprietary technology platform, to Pizza Hut Ex-China. Additionally, Yum! will provide certain corporate services to Pizza Hut Ex-China, under a transition services agreement to support an orderly separation. Yum! expects the fees received for these services in 2026 to offset Yum! corporate G&A expenses historically allocated to Pizza Hut.

Management will provide additional information regarding the financial impact of the transaction, including any related updates to its 2026 financial outlook, during Yum!’s second-quarter earnings conference call scheduled for July 30, 2026.

The transactions have been unanimously approved by Yum!’s Board of Directors. Yum! expects both transactions to close in the third quarter of 2026, subject to customary closing conditions, including receipt of required regulatory approvals. Following the close of the transactions, Yum! will no longer report on the Pizza Hut division.

Barclays and Goldman Sachs are serving as financial advisers to Yum!. Weil, Gotshal & Manges LLP and Mayer Brown LLP are serving as legal advisers to Yum!.

Share Repurchase Program

The net after-tax proceeds will be used in accordance with the Company’s capital allocation strategy, including investing in the business and returning excess capital to shareholders. Concurrent with approval of the transactions, Yum!’s Board of Directors approved an incremental $4 billion authorization for the repurchase of common stock.

About Yum! Brands

Yum! Brands, Inc., and its subsidiaries franchise or operate more than 63,000 restaurants in 155 countries and territories under its iconic brands — KFC, Taco Bell, Pizza Hut and Habit Burger & Grill. KFC, Taco Bell and Pizza Hut are global leaders in the chicken, Mexican-inspired food and pizza categories, respectively. Habit is a fast-casual concept known for fresh, cooked-to-order food. Fueled by Yum!’s Recipe for Good Growth, KFC, Taco Bell and Pizza Hut led Entrepreneur’s 2026 Franchise 500 rankings and its Top Global Franchises 2025 list. In 2026, Yum!’s unrivaled culture and talent led it to be named one of TIME magazine’s list of Best Companies for Future Leaders for the third consecutive year.

Forward-Looking Statements

This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Yum! Brands, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: food safety and food- or beverage-borne illness concerns; adverse impacts of health epidemics, deterioration in public health conditions or the occurrence of other catastrophic or unforeseen events; the success and financial stability of our concepts’ franchisees, particularly in light of challenging macroeconomic conditions; the success of our development strategy; anticipated benefits from past or potential future acquisitions, investments, other strategic transactions or initiatives, or our portfolio business model; the possibility that one or both of the sale transactions of the Pizza Hut business will not close within the anticipated timeframe, or at all, or that we may not be able to realize the anticipated benefits of the sale of the Pizza Hut business; our significant exposure to the Chinese market; our global operations and related exposure to geopolitical instability, including as a result of the Middle East conflict as well as the expansion or threatened expansion of restrictive trade policies which could also impact sentiment for U.S. brands; foreign currency risks and foreign exchange controls; our ability to protect the integrity or availability of IT systems or the security of confidential information and other cybersecurity risks; compliance with data privacy and data protection legal requirements and reporting obligations; our ability to successfully and securely implement technology initiatives, including utilization of artificial intelligence; our increasing dependence on digital commerce platforms; the impact of social media; our ability to protect our trademarks or other intellectual property; shortages or interruptions in the availability and the delivery of food, equipment and other supplies; the loss of key personnel or failure to successfully transition senior management, labor shortages and increased labor costs, including as a result of state and local legislation related to wages and working conditions; changes in food prices and other operating costs; our corporate reputation, the value and perception of our brands and changes in consumer preferences such as wellness trends; evolving expectations and requirements with respect to social and environmental sustainability matters; adverse effects of severe weather and climate change; pending or future litigation and legal claims or proceedings; changes in, or noncompliance with, legal requirements; tax matters, including changes in tax rates or laws, impositions of new taxes, tax implications of our restructurings, or disagreements with taxing authorities; changes in consumer discretionary spending and macroeconomic conditions, including inflationary pressures and elevated interest rates; competition within the retail food industry; and risks relating to our level of indebtedness. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward looking statements should be evaluated with the understanding of their inherent uncertainty. The forward-looking statements included in this announcement are only made as of the date of this announcement and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.

You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q) for additional detail about factors that could affect our financial and other results.

Analysts are invited to contact:

Matt Morris, Head of Investor Relations, at 888/298-6986

Members of the media are invited to contact:

Lori Eberenz, Director of Public Relations, at 502/874-8200

High-resolution images are available in the Yum! Brands Media Library

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